Great Elm Capital Corp. (NASDAQ: GECC) Investor Presentation – Quarter Ended September 30, 2017 November 6, 2017 © 2017 Great Elm Capital Corp. Exhibit 99.2

© 2017 Great Elm Capital Corp. Disclaimer Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “target,” “opportunity,” “sustained,” “positioning,” “designed,” “create,” “seek,” “would,” “could”, “potential,” “continue,” “ongoing,” “upside,” “increases,” and “potential,” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: conditions in the credit markets, the price of Great Elm Capital Corp. (“GECC”) common stock, performance of GECC’s portfolio and investment manager. Additional information concerning these and other factors can be found in GECC’s Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. You should consider the investment objective, risks, charges and expenses of GECC carefully before investing. GECC’s filings with the SEC contain this and other information about GECC and are available by contacting GECC at the phone number and address at the end of this presentation. The SEC also maintains a website that contains the aforementioned documents. The address of the SEC’s website is http://www.sec.gov. These documents should be read and considered carefully before investing.   The performance, distribution and financial data contained herein represent past performance, distributions and results and neither guarantees nor is indicative of future performance, distributions or results. Investment return and principal value of an investment will fluctuate so that an investor’s shares may be worth more or less than the original cost. GECC’s market price and net asset value will fluctuate with market conditions. Current performance may be lower or higher than the performance data quoted. All information and data, including portfolio holdings and performance characteristics, is as of September 30, 2017, unless otherwise noted, and is subject to change. This presentation does not constitute an offer of any securities for sale.

© 2017 Great Elm Capital Corp. About GECC GECC Investment Objective Investment Strategy Externally managed, special situations-focused BDC Common stock trades as “GECC” and baby bonds as “GECCL” $0.083 per share monthly distribution1 To generate both current income and capital appreciation, while seeking to protect against risk of capital loss Focus on investing in catalyst-driven, total return leveraged transactions of predominantly middle market issuers Portfolio (as of 9/30/2017) $153.1 million in investments at fair value; $132.8 million net asset value Weighted average current yield of 13.4%2 Invested in 22 companies across more than 15 industries and 31 investments (24 debt, seven equity) (1) Based on distributions that have been declared through March 2018. Past distributions are not indicative of future distributions. Distributions are declared by the Board by the funds legally available therefor. Though GECC intends to pay distributions monthly, it is not obligated to do so. Please refer to “Distribution Policy & Declared Distributions” later in this presentation. (2) Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date.

© 2017 Great Elm Capital Corp. Financial & Portfolio Review (Quarter Ended 9/30/2017)

Financial & Portfolio Highlights

Financial Highlights				
	Q4/2016[3]	Q1/2017	Q2/2017	Q3/2017[5]
Earnings Per Share ("EPS")	($1.39)	$0.27	($0.20)	($0.77)
Net Investment Income ("NII") Per Share	$0.00	$0.32	$0.29	$0.32
NII Per Share Excluding One-Time Merger / Formation Costs	$0.28	N/A	N/A	N/A
Net Realized Gains Per Share	$0.02	$0.16	$0.11	$0.01
Net Unrealized Losses Per Share	($1.05)	($0.21)	($0.60)	($1.16)
Net Asset Value Per Share at Period End	$13.52	$13.59	$13.29	$12.38

Portfolio Highlights				
	Q4/2016[3]	Q1/2017	Q2/2017	Q3/2017
Capital Deployed	$42.5 million	$75.9 million	$21.4 million	$49.5 million
Investments Monetized	$41.7 million	$78.8 million	$37.6 million	$18.9 million
Total Fair Value of Investments at Period End[4]	$154.7 million	$152.2 million	$131.6 million	$153.1 million
Net Asset Value at Period End	$173.0 million	$170.4 million	$153.7 million	$132.8 million
Total Assets at Period End	$236.5 million	$225.5 million	$213.7 million	$218.3 million
Cash and Money Market Investments at Period End[4]	$66.8 million	$66.8 million	$58.9 million	$60.3 million

(3) References to Q4 refer to the partial period commencing on November 3, 2016 upon the closing of the merger and ending December 31, 2016.
(4) Cash and money market investments include money market funds. Total Fair Value of Investments does not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.
(5) The per share figures are based on a weighted average of 11,342,048 shares for the quarter ended September 30, 2017, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements.

GREAT ELM CAPITAL
© 2017 Great Elm Capital Corp.
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© 2017 Great Elm Capital Corp. Financial Review Total investment income for the quarter ended September 30, 2017 was approximately $6.5 million, or $0.58 per share Net expenses for the quarter ended September 30, 2017 were approximately $2.9 million, or $0.26 per share Net investment income for the quarter ended September 30, 2017 was approximately $3.6 million, or $0.32 per share Net realized gains for the quarter ended September 30, 2017 were approximately $59 thousand, or $0.01 per share Net unrealized depreciation of investments for the quarter ended September 30, 2017 was approximately ($12.4) million, or ($1.16) per share The per share figures are based on a weighted average of 11,342,048 shares for the quarter ended September 30, 2017, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements.

© 2017 Great Elm Capital Corp. Financial Review - Quarter Ended 9/30/2017 In Thousands Per Share6 Total Investment Income7 $ 6,466 $ 0.58 Interest Income 6,347 0.57 Dividend & Other Income 119 0.01 Net Operating Expenses 2,896 0.26 Management fees 547 0.05 Incentive fees 890 0.08 Total Investment Management fees 1,437 0.13 Administration fees 287 0.03 Directors’ fees 40 0.00 Interest expense 717 0.06 Professional services 212 0.02 Custody fees 10 0.00 Other 193 0.02 Fees Waivers and Expense Reimbursement - 0.00 Net Investment Income $ 3,570 $ 0.32 (6) The per share figures are based on a weighted average of 11,342,048 shares for the quarter ended September 30, 2017, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements. (7) Total investment income includes PIK income of $332 and net accretion of OID and market discount of $1,487 for the quarter ended September 30, 2017.

© 2017 Great Elm Capital Corp. Portfolio Highlights - Quarter Ended 9/30/2017 13.4% Weighted average current yield on portfolio8 99.8% Percentage of the portfolio (based on fair value of investments) invested in 1st lien and/or senior secured instruments $0.705 Weighted average dollar price of debt investments in the portfolio, representative of our special situations investment approach9 As of September 30, 2017, approximately 75%10of the portfolio was invested in ideas that are representative of the manner in which GECM intends to manage the portfolio going forward (8) Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date. (9) Weighted average dollar price is based on the stated par value and fair value of outstanding debt securities at the measurement date. (10) The balance of the portfolio remains in legacy Full Circle positions that were acquired in the merger with Full Circle.

© 2017 Great Elm Capital Corp. Portfolio Overview - Quarter Ended 9/30/2017 24 Debt Investments $152.8 million Fair Value Invested in Debt Instruments 50.3% in Floating Rate Instruments 13.4%11 Weighted Average Current Yield 99.8% Of Invested Capital in Debt Instruments (100% of fair value in first lien / senior secured) Seven Equity Investments $349 thousand Fair Value Invested in Equity Instruments Debt Investments: Equity Investments: 0.2% Of Invested Capital in Equity Investments (11) Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date. Amounts in the above tables do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

© 2017 Great Elm Capital Corp. Portfolio Activity - Quarter Ended 9/30/2017 $49.5 million Capital deployed into five companies (three new, two existing) with a weighted average dollar price of $0.96 and a weighted average current yield of 10.6%12 $18.9 million Monetized (in part or full) six investments at a weighted average dollar price of $1.00 and a weighted average current yield of 11.2%13 (12) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and PIK interest. Amounts included herein are exclusive of investments in short-term securities, including United States Treasury Bills and money market mutual funds. Weighted average dollar price is based upon the stated par value and fair value of outstanding debt securities at the measurement date. Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date. (13) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein are exclusive of investments in short-term securities, including United States Treasury Bills and money market mutual funds. Weighted average dollar price is based upon the stated par value and fair value of outstanding debt securities at the measurement date. Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date.

© 2017 Great Elm Capital Corp. Portfolio Breakdown by Asset Type and Interest Rate Type Portfolio by Asset Type Portfolio by Interest Rate Type Investments:   Investments at Fair Value   % of Total Portfolio 1st Lien / Senior Secured Debt   $ 152,788   99.8% Unsecured Debt   $ -   0.0% Equity / Other   $ 349   0.2% Total Investments at Fair Value   $ 153,137   100%     Count   Investments at Fair Value   % of Debt Holdings Fixed Rate   9   $ 76,000   49.7% Floating Rate   15   $ 76,789   50.3%     24   $ 152,788   100% Weighted average fixed rate yield of 10.48%14 (14) Weighted average fixed rate current yield is based upon the stated coupon rate and fair value of outstanding fixed rate debt securities at the measurement date. Amounts in the above tables do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

© 2017 Great Elm Capital Corp. Portfolio Breakdown by Industry     Investments at Fair Value   Percentage of Total Portfolio Wireless Telecommunications Services   $ 36,858   24.1% Building Cleaning and Maintenance Services   $ 17,541   11.5% Metals & Mining   $ 12,655   8.3% Chemicals   $ 9,962   6.5% Retail   $ 9,263   6.0% Manufacturing   $ 9,225   6.0% Radio Broadcasting   $ 8,842   5.8% Wireless Communications   $ 8,817   5.8% Industrial Other   $ 8,090   5.3% Consumer Discretionary   $ 7,964   5.2% Real Estate Services   $ 6,417   4.2% Water Transport   $ 5,426   3.5% Information and Data Services   $ 4,637   3.0% Consumer Finance   $ 3,002   2.0% Maritime Security Services   $ 2,481   1.6% Hotel Operator   $ 1,681   1.1% Internet Advertising   $ 159   0.1% Grain Mill Products   $ 117   0.1% Energy Efficiency Services   $ —   0.0% Total   $ 153,137   100% Amounts in the above table do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

Subsequent Events (through November 3, 2017) © 2017 Great Elm Capital Corp. On October 20, 2017, the 2020 Notes that were assumed in the merger were redeemed in full In October 2017, the loans to Geo Specialty Chemicals, Inc. were extended to now mature on April 30, 2019 In October 2017, the DIP loan to Optima Specialty Steel, Inc. was extended to now mature on November 30, 2017 In October 2017, we purchased an additional $3.0 million par value of International Wire Group, Inc. bonds at a price of approximately 91.5% of par value At our November 2, 2017 annual meeting of stockholders, Revell Horsey, Mark Kuperschmid and Michael Speller were elected to our board of directors. Our board designated Mr. Kuperschmid as our Lead Independent Director

© 2017 Great Elm Capital Corp. Capital Activity

© 2017 Great Elm Capital Corp. Distribution Policy & Declared Distributions On August 8, 2017, we declared our monthly Q4/2017 distribution amount and schedule. We generated $0.32 in NII per share during the quarter, a 1.28x distribution coverage On November 2, 2017, we declared our monthly Q1/2018 distribution amount and schedule; this distribution rate of $0.083 per share per month represents an annual distribution of approximately 8.0% of 9/30/2017 NAV. The schedule is as follows: From time to time, as catalyst-driven investments are realized, we intend to supplement monthly distributions with special distributions from NII in excess of the declared distributions15 (15) There can be no assurance that any such supplemental amounts will be received or realized, or even if received and realized, distributed or available for distribution. Past distributions are not indicative of future distributions. Distributions are declared by the Board out of the funds legally available therefor. Though GECC intends to pay distributions monthly, it is not obligated to do so. Month Rate Record Date Payable Date January $0.083 January 31, 2018 February 15, 2018 February $0.083 February 28, 2018 March 15, 2018 March $0.083 March 30, 2018 April 16, 2018 Month Rate Record Date Payable Date October $0.083 October 31, 2017 November 15, 2017 November $0.083 November 30, 2017 December 15, 2017 December $0.083 December 29, 2017 January 16, 2018

© 2017 Great Elm Capital Corp. Stock Buyback Program & Self-Tender Post the closing of the merger in November 2016, we commenced our stock buyback program, executed through a 10b5-1 plan, to repurchase shares whenever they trade below 90% of the last published NAV Our Board of Directors approved $15 million for the 10b5-1 plan over 18 months, which commenced in November 2016. In addition to the 10b5-1 plan, our Board of Directors has authorized an additional $35 million in share repurchasing capacity For the quarter ended September 30, 2017, we purchased an aggregate of 838,724 shares at a weighted average price of $10.97 per share, resulting in approximately $9.2 million of cash paid to purchase shares (87.5% of September 30, 2017 NAV) From the commencement of the stock buyback program through November 6, 2017, we have purchased an aggregate of 1,357,079 shares at a weighted average price of $10.98 per share, resulting in approximately $14.9 million of cumulative cash paid to purchase shares (approximately 88.7% of September 30, 2017 NAV). Including the tender offer, we have purchased an aggregate of 2,226,644 shares to-date We had approximately $8.5 million of cash and cash equivalents as of November 3, 2017

© 2017 Great Elm Capital Corp. Stock Buyback Program & Self-Tender - Monthly Activity Month Total Number of Shares Purchased Average Price Per Share November 2016 16,030 $ 10.79 December 2016 82,142 $ 10.72 Total 2016 98,172 $ 10.73 January 2017 132,434 $ 11.48 February 2017 72,678 $ 11.26 March 2017 40,617 $ 11.09 April 2017 16,846 $ 11.38 May 201716 944,535 $ 11.44 June 2017 15,215 $ 10.42 July 2017 47,961 $ 10.73 August 2017 37,666 $ 10.78 September 2017 753,097 $ 11.00 Total 2017 2,061,049 $ 11.23 Total 2,159,221 $ 11.21 (16) Share amounts in this line include the repurchase of 869,565 shares on May 12, 2017 in accordance with the $10,000 tender offer announced on March 30, 2017 that expired on May 5, 2017.

© 2017 Great Elm Capital Corp. Baby Bond Offering On July 31, 2017, we filed a registration statement with the SEC for a baby bond offering to commence as early as September. The intended use of proceeds was to pay off the callable 8.25% notes of 2020 (NASDAQ: FULLL) that were assumed in the merger with Full Circle and to make new investments, consistent with our investment objectives We were looking to raise at least $25 million in newly issued notes, seeking to take advantage of the current favorable market conditions for borrowers and to reduce the cost of GECC’s unsecured debt obligations On September 13, 2017, we priced a deal of approximately $28.375 million in newly issued 6.50% notes due September 2022 (callable starting in September 2019), plus a fully subscribed over-allotment option for a total issue size of $32.631 million. Concurrent with the settlement of these notes, we provided notification of redemption to the existing FULLL noteholders, indicating the notes were to be redeemed on October 20, 2017. The new notes trade under the ticker “GECCL” We reduced the interest rate on our debt by 175 basis points, resulting in an annual cash savings of approximately $721 thousand

Contact Information © 2017 Great Elm Capital Corp. Investor Relations Meaghan K. Mahoney Senior Vice President 800 South Street, Suite 230 Waltham, MA 02453 Phone: +1 (617) 375-3006 investorrelations@greatelmcap.com

© 2017 Great Elm Capital Corp. Appendix: General Risks Debt instruments are subject to credit and interest rate risks.   Credit risk refers to the likelihood that an obligor will default in the payment of principal or interest on an instrument. Financial strength and solvency of an obligor are the primary factors influencing credit risk. In addition, lack or inadequacy of collateral or credit enhancement for a debt instrument may affect its credit risk. Credit risk may change over the life of an instrument and debt instrument that are rated by rating agencies are often reviewed and may be subject to downgrade. Our debt investments either are, or if rated would be, rated below investment grade by independent rating agencies. These “junk bonds” and “leveraged loans” are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may be illiquid and difficult to value and typically do not require repayment of principal before maturity, which potentially heightens the risk that we may lose all or part of our investment.   Interest rate risk refers to the risks associated with market changes in interest rates. Interest rate changes may affect the value of a debt instrument indirectly (especially in the case of fixed rate obligations) or directly (especially in the case of instrument whose rates are adjustable). In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price. Adjustable rate instruments also react to interest rate changes in a similar manner although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other factors).   GECC utilizes leverage to seek to enhance the yield and net asset value of its common stock. These objectives will not necessarily be achieved in all interest rate environments. The use of leverage involves risk, including the potential for higher volatility and greater declines of GECC’s net asset value, fluctuations of dividends and other distributions paid by GECC and the market price of GECC’s common stock, among others. The amount of leverage that GECC may employ at any particular time will depend on, among other things, our Board’s and our adviser’s assessment of market and other factors at the time of any proposed borrowing.   As part of our lending activities, we may purchase notes or make loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financings may result in significant financial returns to us, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. We cannot assure you that we will correctly evaluate the value of the assets collateralizing our investments or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a portfolio company, we may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the investment advanced by us to the borrower.